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                                                                               .

                                                                    Exhibit 3.27

[LOGO]   INDUSTRY CANADA        INDUSTRIE CANADA                     FORM 11                            FORMULE 11
                                                              ARTICLES OF CONTINUANCE              CLAUSES DE PROROGATION
         CANADA BUSINESS        LOI CANADIENNE SUR LES             (SECTION 187)                       (ARTICLE 187)
         CORPORATIONS ACT       SOCIETES PAR ACTIONS

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1 - NAME OF CORPORATION                                       DENOMINATION DE LA SOCIETE
    MAAX SPAS (B.C.) INC.

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2 - THE PLACE IN CANADA WHERE THE REGISTERED OFFICE IS        LIEU AU CANADA OU DOIT ETRE SITUE LE SIEGE SOCIAL
    TO BE SITUATED

    Judicial district of Beauce, Province of Quebec

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3 - THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE     CATEGORIES EL TOUT NOMBRE MAXIMAL D'ACTIONS QUE LA
    CORPORATION IS AUTHORIZED TO ISSUE                        SOCIETE ESL AUTORISEE A EMETTRE

    an unlimited number of Common shares
    without par value
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4 - RESTRICTIONS, IF ANY, ON SHARE TRANSFERS                  RESTRICTIONS SUR LE TRANSFERT DES ACTIONS, S'IL Y A LIEU

    Schedule I annexed hereto is incorporated into
    this form.
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5 - NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS       NOMBRE (OU NOMBRE MINIMAL ET MAXIMAL) D'ADMINISTRATEURS
    No less than one (1) and no more than ten (10)
    directors
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6 - RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION         LIMITES IMPOSEES A LACTIVITE COMMERCIALE DE LA SOCIETE,
    MAY CARRY ON                                              S'IL Y A LIEU

    None
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7 - (1) IF CHANGE OF NAME EFFECTED, PREVIOUS NAME             (1) S'IL Y A CHANGEMENT DE DENOMINATION, DENOMINATION
                                                              ANTERIEURE

    508696 B.C. Ltd.                                          Incorporation November 22, 1995, under British Columbia
                                                              Company Act

    (2) DETAILS OF INCORPORATION                               (2) DETAILS DE LA CONSTITUTION

    Incorporation November 22, 1995, under British
    Columbia Company Act

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8 - OTHER PROVISIONS, IF ANY                                  AUTRES DISPOSITIONS, S'IL Y A LIEU

    Schedule II annexed hereto is incorporated into this form

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DATE                            SIGNATURE_               TITLE - TITRE

   1998-12-15                   /s/                      Director
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FOR DEPARTMENTAL USE ONLY AL USAGE DU MINISTERE SEULEMENT                       FILED - DEPOSEE
CORPORATION NO - Ndegrees DE LA SOCIETE 357038-0
30938093                                                                        January 12, 1999

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                                   SCHEDULE II

Corporation may Borrow Funds

1. If authorized by the Directors and confirmed by ordinary resolution, the directors of the Corporation may from time to time:

      (a)   Borrow money upon the credit of the corporation;

      (b)   Issue, reissue, sell or pledge debt obligations of the Corporation;
            and

      (c) Mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation.

The words "debt obligations" as used in this paragraph mean bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured on unsecured.

2. The Directors may from time to time by resolution delegate to the President and the Secretary or to any two individuals (including the President or the Secretary) each of whom is an officer of the Corporation all or any of the powers conferred on the Directors by paragraph 1 of this schedule, to the full extent thereof or such lessor extent as the Directors may in any such resolution provide.

3. The powers herein conferred shall be deemed to be in supplement of and not in substitute for any powers to borrow money for the purposes of the Corporation possessed by its Directors and Officers independently of this schedule.

Pre-Emptive Rights

It is hereby provided that no shares of a class of shares shall be issued unless the shares have first been offered to the shareholders holding shares of that class, and those shareholders have a pre-emptive right to acquire the offered shares in proportion to their holdings of the shares of that class, at such price and on such terms as those shares are to be offered to others.

Vacancy Among Directors

Any vacancy among the directors shall be filled by a vote of the shareholders.

Public Distribution of Securities

The distribution of securities of the Corporation to the public is prohibited.

Maximum Number of Shareholders

The number of shareholders of the Corporation is limited to fifty (50), exclusive of present or former employees of the Corporation or of a subsidiary.